EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-80504 of Sharper Image Corporation, on Form S-8, of our report dated June 27, 2003, appearing in this Annual Report on Form 11-K of The Sharper Image 401k Savings Plan for the years ended December 31, 2002 and 2001.



/s/    Comyns, Smith & McCleary LLP
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Lafayette, CA

June 30, 2003